UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2025

Inspirato Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 3, 2025, Inspirato Incorporated (the “Company”) issued a press release announcing that it has received an unsolicited, non-binding proposal from Exclusive Investments, LLC (“Exclusive”) to acquire all of the outstanding equity of the Company for cash consideration of $3.15 per share, representing an aggregate transaction value of approximately $39 million. The proposal is not subject to a financing contingency but is conditioned upon confirmatory due diligence and the negotiation of definitive documentation. The Company’s Board of Directors, through its Special Committee of independent directors, is reviewing this non-binding proposal in consultation with its legal and financial advisors. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	No.	Description
99.1		Press Release dated September 4, 2025
104		Cover Page Interactive Data File (Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRATO INCORPORATED

Date: September 4, 2025	By:	/s/ Payam Zamani
	Name:	Payam Zamani
	Title:	President and Chief Executive Officer